Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Post-Effective Amendment No. 1 (“Amendment No. 1”) to Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. of our report dated February 15, 2010 relating to our audits of the combined financial statements of Jefferson Electric, Inc. as of and for the years ended December 31, 2009 and 2008 appearing in this Amendment No. 1.

We also consent to the reference to our firm under the caption "Experts" in this Amendment No. 1.

/s/ Vrakas/Blum, S.C.

Brookfield, Wisconsin
May 28, 2010